   As filed with the Securities and Exchange Commission on December 1, 1997.
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------

                           ELECTROPHARMACOLOGY, INC.
            (Exact name of registrant as specified in its charter)

          DELAWARE                                          954315412
(State or other jurisdiction                            (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                        2301 N.W. 33RD COURT, SUITE 102
                         POMPANO BEACH, FLORIDA 33069
                                (954) 975-9818
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                CONSULTING AGREEMENT, dated November 25, 1997,
                       between Electropharmacology, Inc.
                       and 20th Century Associates, Inc.
                           (Full title of the plan)

                                 DR. ARUP SEN
                     President and Chief Executive Officer
                           Electropharmacology, Inc.
                        2301 N.W. 33rd Court, Suite 102
                         Pompano Beach, Florida 33069
                                (954) 975-9818
                    (Name, address, including zip code, and
                    telephone number, including area code,
                             of agent for service)

                                With copies to:

                          Stephen L. Fluckiger, Esq.
                          Jones, Day, Reavis & Pogue
                           2300 Trammell Crow Center
                               2001 Ross Avenue
                              Dallas, Texas 75201
                                (214) 220-3939


                               ----------------

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                          Proposed    Proposed
                                          Maximum     Maximum
Title of                   Amount         Offering    Aggregate      Amount of
Securities to               to be         Price per   Offering    Registration
be Registered             Registered (1)  Share (2)   Price (2)       Fee (3)
--------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share             350,000         $0.40     $140,000        $43.00
================================================================================

 (1) Represents shares issued as compensation pursuant to a Consulting Agreement, dated November 25, 1997, by and between 20th Century Associates, Inc. and Electropharmacology, Inc.
 (2) The registration fee with respect to these shares has been computed in accordance with paragraphs (c) and (h) of Rule 457, based upon the average of the high and the low prices of the common stock, par value $0.01 per share, of Electropharmacology, Inc. ("EPi Common Stock") on November 24, 1997 as reported on the Nasdaq OTC Bulletin Board.
 (3) Represents 1/33rd of one percent of the proposed maximum aggregate offering price of the EPi Common Stock registered pursuant to this Registration Statement.

                               EXPLANATORY NOTE

    The information called for by Part I of Form S-8 is included in the description of the Consulting Agreement (the "Agreement"), dated November 25, 1997, by and between 20th Century Associates, Inc. and Electropharmacology, Inc. (the "Company") to be delivered to persons receiving shares pursuant to the Agreement. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



     ITEM 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated by reference, as of their respective dates, in this Registration Statement:

     (a) The Company's Annual Report on Form 10-KSB and Amendment Nos. 1, 2 and 3 thereto for the fiscal year ended December 31, 1996;

     (b) The Company's Quarterly Reports on Form 10-QSB, as amended, for the periods ended March 31, 1997, June 30, 1997 and September 30, 1997;

     (c) The Company's Current Reports on Form 8-K filed January 17, 1997, February 13, 1997, March 27, 1997, April 4, 1997, May 7, 1997, June 11,
         1997, July 21, 1997, July 25, 1997, August 11, 1997, September 11, 1997
         and September 25, 1997; and

     (d) The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form SB-2 (Commission File No. 33-87934-A), declared effective on May 12, 1995.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


     ITEM 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

     Reference is made to Article Ninth of the Company's Certificate of Incorporation, as amended (the "Certificate"), which Certificate appears as
Exhibit 4.1 to the Registration Statement of which this Prospectus is a part. Article Ninth provides for the indemnification of directors and officers. Reference is also made to Article Tenth of the Certificate which limits the liability of directors to the full extent permitted by the DGCL.

     Reference is made to Article XVII of the Company's By-laws, which appear as
Exhibit 4.2 to the Registration Statement of which this Prospectus is a part.
Article XVII provides for the indemnification of directors and officers to the full extent permitted by the DGCL.

     Sections 7 and 8 of the Underwriting Agreement dated May 12, 1995 between the Company and Paragon Capital Corporation provide for the indemnification of the Company's officers, directors and control persons under certain circumstances.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


     ITEM 8.  Exhibits.

     The following is a list of all exhibits filed as a part of this Registration Statement on Form S-8, including those incorporated herein by reference.

Exhibit
Number     Description of Exhibit
-------    ----------------------

  4.1      Certificate of Incorporation, as amended. (1)

  4.2      By-laws. (2)

  5.1      Opinion of Jones, Day, Reavis & Pogue. (3)

 23.1      Consent of Ernst & Young LLP. (3)

 23.2      Consent of BDO Seidman, LLP. (3)

 23.3      Consent of Jones, Day, Reavis & Pogue is contained in the opinion filed as Exhibit 5.1 hereto.

 24.1      Power of attorney. (Included on Signature Page hereof.)

 99.1      Consulting Agreement, dated November 25, 1997, by and between 20th
            Century Associates, Inc. and the Company. (3)

---------------
(1) Previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 and incorporated herein by reference.
(2) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (No. 33-87934-A) and incorporated herein by reference.
(3) Filed herewith.

ITEM 9.  Undertakings.

     A. The undersigned Registrant hereby undertakes:

       (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a

          20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

       (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

       (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pompano Beach, State of Florida on November 26, 1997.

                                        ELECTROPHARMACOLOGY, INC.


                                        By: /s/ Dr. Arup Sen
                                            ---------------------------------
                                                    Dr. Arup Sen
                                        President and Chief Executive Officer


     Each person whose signature appears below authorizes Dr. Arup Sen and David Saloff, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Registrant and to file any amendments to this Registration Statement necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on November 26, 1997.


       Signatures                    Title
       ----------                    -----


/s/ Arup Sen                    Chairman of the Board
------------------------        and Chief Executive Officer
Arup Sen

/s/ David Saloff                Chief Financial Officer
------------------------
David Saloff

/s/ Murray Feldman                   Director
------------------------
Murray Feldman

/s/ Larry Haimovitch                 Director
------------------------
Larry Haimovitch

                                     Director
------------------------
Steven Mayer

                               INDEX TO EXHIBITS
Exhibit
Number     Description of Exhibit
-------    ----------------------
  4.1      Certificate of Incorporation, as amended. (1)

  4.2      By-laws. (2)

  5.1      Opinion of Jones, Day, Reavis & Pogue. (3)

 23.1      Consent of Ernst & Young LLP. (3)

 23.2      Consent of BDO Seidman, LLP. (3)

 23.3      Consent of Jones, Day, Reavis & Pogue is contained in the opinion filed as Exhibit 5.1 hereto.

 24.1      Power of attorney.  (Included on Signature Page hereof.)

 99.1      Consulting Agreement, dated November 25, 1997, by and between 20th
            Century Associates, Inc. and the Company. (3)
_______________

(1) Previously filed as an exhibit to the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995 and incorporated herein by reference.
(2) Previously filed as an exhibit to the Company's Registration Statement on Form SB-2 (No. 33-87934-A) and incorporated herein by reference.
(3) Filed herewith.